MICHAEL T. STUDER CPA P.C.
45 Church Street
Freeport, NY 11520
Phone: (516) 378-1000
Fax: (516) 546-6220

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Board of Directors
SmartMetric, Inc.

I consent to the use in this Registration Statement on Form SB-2 of my name under “Experts” in the prospectus and to my report included therein relating to the consolidated financial statements of SmartMetric, Inc. and subsidiary.

Freeport, New York	/s/ Michael T. Studer CPA P.C.
May 6, 2005	Michael T. Studer CPA P.C.